UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2015

Baxalta Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-36782	47-1869689
(Commission File Number)	(I.R.S. Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

(224) 940-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On June 30, 2015, Baxter International Inc. (“Baxter”) entered into a separation and distribution agreement (the “Separation and Distribution Agreement”) with Baxalta Incorporated (“Baxalta”), pursuant to which Baxter agreed to transfer its research-based pharmaceuticals business to Baxalta (the “Separation”) and approximately 80.5% of the outstanding stock of Baxalta to the Baxter shareholders in a distribution (the “Distribution”). The Distribution was made on July 1, 2015 to Baxter shareholders of record as of the close of business on June 17, 2015. As a result of the Distribution, Baxalta is now an independent public company trading under the symbol “BXLT” on the New York Stock Exchange.

In connection with the Separation and Distribution, on June 30, 2015, Baxalta entered into various agreements with Baxter (including certain subsidiaries thereof) to provide a framework for Baxalta’s relationship with Baxter after the Distribution, including the following agreements:

•	a Transition Services Agreement;

•	a Tax Matters Agreement;

•	a Manufacturing and Supply Agreement;

•	an Employee Matters Agreement;

•	a Trademark License Agreement;

•	an International Commercial Operations Agreement;

•	a Long Term Services Agreement;

•	a Galaxy License Agreement; and

•	a Shareholder’s and Registration Rights Agreement.

A summary of these agreements (including the Separation and Distribution Agreement) can be found in Baxalta’s information statement, dated June 9, 2015 (the “Information Statement”), which is included as Exhibit 99.1 to this Form 8-K, under the section entitled “Certain Relationships and Related Person Transactions.” These summaries are incorporated by reference into this Item 1.01 as if restated in full. The description of those agreements set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of those agreements, which are attached hereto as Exhibits 2.1, 4.2, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8.

Rights Agreement

On June 29, 2015, the Board declared a dividend distribution of one preferred stock purchase right (a “Right”) for each outstanding share of common stock, par value $0.01 per share, of Baxalta (the “Common Stock”). The terms of the Rights are set forth in the Rights Agreement dated as of June 30, 2015 (the “Rights Agreement”), by and between Baxalta and Computershare Trust Company, N.A. and Computershare Inc. collectively as rights agent (together, the “Rights Agent”). The dividend is payable on June 30, 2015 to Baxter International Inc., Baxalta’s sole stockholder of record on June 30, 2015 (the “Record Date”).

Set forth below is a summary of the terms of the Rights Agreement. This description is only a summary, and is not complete, and should be read together with the entire Rights Agreement, which has been filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. A copy of the Rights Agreement is available free of charge from Baxalta upon request.

The Rights. As part of the stockholder rights plan, the Board declared a dividend distribution of one Right for each outstanding share of Common Stock to stockholders of record at the close of business on the Record Date. Rights will also be issued with respect to all shares of Common Stock that become outstanding after the Record Date and prior to the earlier of the Distribution Date (as defined below) and the Expiration Date (as defined below). Each Right entitles the holder to purchase from Baxalta one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share, of Baxalta (the “Preferred Stock”) at a price of $200 per one one-thousandth of a share of Preferred Stock, subject to adjustment (the “Purchase Price”). Until a Right is exercised, the holder thereof, as such, will have no separate rights as a stockholder of Baxalta, including the right to vote or to receive dividends in respect of Rights.

Acquiring Person. Under the Rights Agreement, an “Acquiring Person” is any person or group (other than Baxalta and certain other exempt persons), together with persons affiliated or associated with such person, who is or becomes the beneficial owner of 10% or more of the outstanding shares of Common Stock, other than as a result of (a) preexisting beneficial ownership in excess of 10%, (b) repurchases of stock by Baxalta or (c) certain inadvertent actions by institutional or certain other stockholders.

Distribution of Rights Certificates. Initially, the Rights will be evidenced by notations on the book-entry interests representing the Common Stock and not by separate certificates, and the Rights will be transferred with and only with shares of Common Stock. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock on a distribution date (the “Distribution Date”) which will occur upon the earlier of (i) 10 business days following a public announcement that a person has become an Acquiring Person (the “Stock Acquisition Date”) and (ii) 10 business days (or such later date as the Board shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. As soon as practicable after the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and the separate Right Certificates alone will evidence the Rights. Except as otherwise determined by the Board, only shares of Common Stock issued prior to the Distribution Date will be issued with the Rights.

Exercise Period. The Rights are not exercisable until the Distribution Date and will expire at 5:00 P.M. (New York City time) on May 1, 2016 (the “Expiration Date”), unless earlier redeemed, exchanged or terminated as described below.

Flip-In Trigger. In the event that a person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of Baxalta) having a value equal to two times the Purchase Price of the Right. Rights that are beneficially owned by any Acquiring Person and certain related persons and transferees will be null and void. However, Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by Baxalta as set forth below.

For example, at a Purchase Price of $200 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $400 worth of Common Stock (or other consideration, as noted above) for $200.

Flip-Over Trigger. In the event that, at any time following the Stock Acquisition Date, (i) Baxalta engages in a merger or other business combination transaction in which Baxalta is not the surviving corporation, (ii) Baxalta engages in a merger or other business combination transaction in which Baxalta is the surviving corporation and the Common Stock is changed or exchanged or (iii) 50% or more of Baxalta’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Purchase Price. The events set forth in this paragraph and in the second preceding paragraph are referred to as the “Triggering Events.”

Exchange Feature. At any time after a person has become an Acquiring Person, but before a person has acquired beneficial ownership of 50% or more of the outstanding Common Stock, the Board may exchange the Rights (other than Rights held by an Acquiring Person and certain related persons and transferees, which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-thousandth of a share of Preferred Stock, per Right, subject to adjustment.

Equitable Adjustments. The Purchase Price payable, and the number of units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock and (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. Baxalta will not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock), and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

Redemption of Rights. At any time prior to the earlier to occur of (i) 10 business days following the Stock Acquisition Date (as such time period may be extended pursuant to the Rights Agreement) or (ii) May 1, 2016, Baxalta may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board). Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.

Amendment of Rights. Any of the provisions of the Rights Agreement may be amended by the Board prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights or to shorten or lengthen any time period under the Rights Agreement. The foregoing notwithstanding, no amendment may be made at such time as the Rights are not redeemable, except to cure any ambiguity or correct or supplement any provision contained in the Rights Agreement that may be defective or inconsistent with any other provision therein.

Preferred Stock. The Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled to a minimum preferential quarterly dividend payment equal to the greater of $1 per share and 1,000 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of the Preferred Stock will be entitled to a minimum preferential liquidation payment equal to the greater of $1,000 per share and 1,000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 1,000 votes per share, voting together with the Common Stock. In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock.

Anti-Takeover Effects. The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire Baxalta on terms not approved by the Board, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board prior to the occurrence of a Triggering Event, because until such time the Rights may generally be redeemed by Baxalta at $0.001 per Right.

A copy of the Rights Agreement is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Credit Agreement

U.S. $1,200,000,000 Five-Year Credit Agreement

On July 1, 2015, Baxalta entered into a $1.2 billion, five-year revolving credit agreement (the “Credit Agreement”) among Baxalta, as Borrower, various lenders and JPMorgan Chase Bank, National Association, as Administrative Agent. Baxalta may, at its option, seek to increase the aggregate commitment under the Credit Agreement by up to $625 million, which would result in a maximum aggregate commitment of up to $1.825 billion.

The Credit Agreement enables Baxalta to borrow funds in U.S. Dollars on an unsecured basis at variable interest rates and contains financial and other covenants, including a net leverage ratio covenant and an interest coverage ratio covenant, as well as events of default with respect to Baxalta and in some circumstances its Material Subsidiaries that are customary for facilities of this type. The Credit Agreement also provides for the issuance of letters of credit.

The obligations of the lenders under the Credit Agreement to provide advances will terminate on the earlier of (i) July 1, 2020 and (ii) the date on which the Commitments shall have been reduced to zero or terminated in whole pursuant to the terms of the Credit Agreement, including at the option of banks holding a majority of the commitments during the existence of an event of default.

The description above is a summary of the Credit Agreement and is qualified in its entirety by the complete text of the Credit Agreement, a copy of which is attached to this report as Exhibit 10.9 and incorporated herein by reference. Capitalized terms used under “Credit Agreement” that are not defined herein have the meanings given to them in the Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Credit Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under “Rights Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective concurrently with the Distribution, Baxalta’s Board of Directors (the “Board”) expanded its size from four directors to seven directors. Each of Blake E. Devitt, John D. Forsyth, Gail D. Fosler, James R. Gavin III, M.D., Ph.D., and Albert P.L. Stroucken were elected as a director of Baxalta, effective concurrently with the Distribution. Robert J. Hombach and David P. Scharf, who had been serving as members of the Board, ceased to be directors of Baxalta effective concurrently with the Distribution on July 1, 2015. Ludwig N. Hantson, Ph.D. and Wayne T. Hockmeyer, Ph.D. remain on the Board and will continue to serve as directors of Baxalta following the Distribution. Biographical information for each of the directors other than Dr. Hantson can be found in the Information Statement under the section entitled “Management—Board of Directors Following the Distribution,” which is incorporated by reference into this Item 5.02, and with respect to Dr. Hantson can be found in the Information Statement under the section entitled “Management—Executive Officers Following the Distribution,” and such biographical information with respect to Dr. Hantson is incorporated by reference into this Item 5.02.

Following the Distribution on July 1, 2015, the Board expanded the size of the Board to nine directors by the election of Karen J. Ferrante, M.D. and François Nader, M.D., as new members of the Board, effective as of July 27, 2015. The members of the Board have each been assigned to a class with an initial term expiring as of Baxalta’s annual meeting of shareholders in the year indicated next to such director’s name:

Name	Year Initial Term Expires
Blake E. Devitt	2016
Karen J. Ferrante, M.D.	2018
John D. Forsyth	2017
Gail D. Fosler	2016
James R. Gavin III, M.D., Ph.D.	2017
Ludwig N. Hantson, Ph.D.	2018
Wayne T. Hockmeyer, Ph.D. (Chair)	2018
François Nader, M.D.	2016
Albert P.L. Stroucken	2017

Effective as of the Distribution, Baxalta’s Audit Committee consists of Mr. Devitt (Chair), Ms. Fosler and Mr. Stroucken, Baxalta’s Compensation Committee consists of Mr. Forsyth (Chair), Dr. Gavin, Dr. Hockmeyer and Mr. Stroucken, Baxalta’s Corporate Governance Committee consists of Mr. Devitt, Mr. Forsyth, Ms. Fosler and Dr. Hockmeyer (Chair), and Baxalta’s Quality and Compliance Committee consists of Mr. Devitt, Ms. Fosler, Dr. Gavin (Chair) and Dr. Hockmeyer. Dr. Hockmeyer had previously been appointed to Baxalta’s Audit Committee and resigned from that role effective as of the Distribution. The Board has not yet determined the committees of the Board to which Dr. Ferrante and Dr. Nader will be named.

The Board has determined that Mr. Devitt, Dr. Ferrante, Mr. Forsyth, Ms. Fosler, Dr. Gavin, Dr. Hockmeyer, Dr. Nader and Mr. Stroucken qualify as independent directors under the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission and the applicable listing standards of the New York Stock Exchange and that Mr. Devitt and Mr. Stroucken satisfy the financial literacy and other requirements for audit committee members under the rules and regulations of the Securities and Exchange Commission and applicable New York Stock Exchange Rules.

The non-employee members of the Board will each be compensated for service as a director pursuant to Baxalta’s Non-Employee Director Compensation Plan and will be eligible to participate in Baxalta’s Directors’ Deferred Compensation Plan. Baxalta’s Non-Employee Director Compensation Plan provides for formulaic equity grants to directors. Dr. Ferrante and Dr. Nader, who were not directors of Baxter at the time of Baxter’s 2015 annual shareholders meeting and therefore did not receive option and restricted stock unit grants from Baxter in 2015, will receive grants of options and restricted stock units pro rated for the number of full months he or she will be a member of the Board until the next Baxalta annual meeting of shareholders, effective as of July 27, 2015. Each non-employee director that is not remaining on Baxter’s board of directors will receive an incremental grant of options and restricted stock units to reflect the difference between the Baxter annual grant amount and Baxalta’s annual grant amount. Each of the three directors that will serve concurrently on both Baxalta’s and Baxter’s boards will receive a grant of options and restricted stock units equal to 50% of Baxalta’s annual grant amount to cover their service to Baxalta. Both options and restricted stock units granted pursuant to Baxalta’s Non-Employee Director Compensation Plan vest on the date of the first annual shareholders meeting following the date of grant, subject to accelerated vesting if a director dies or leaves the Board due to disability prior to the next annual shareholders meeting or, in the case of options, leaves the Board after serving for ten years (counting service on the Baxter Board of Directors) and attaining the age of 72. A copy of Baxalta’s Non-Employee Director Compensation Plan is attached to this report as Exhibit 10.10 and incorporated herein by reference, and a copy of Baxalta’s Directors’ Deferred Compensation Plan is attached to this report as Exhibit 10.11 and incorporated herein by reference.

Effective as of June 30, 2015, John A. McCoy was appointed as Baxalta’s Senior Vice President and Controller. Mr. McCoy, 45, previously served as Vice President, Corporate Audit for Baxter since 2013. Mr. McCoy joined Baxter in 2007 and served in a number of financial leadership roles at Baxter, including Vice President, Finance for the U.S. Medical Products business and Vice President, Assistant Corporate Controller. Prior to joining Baxter, Mr. McCoy spent ten years with Eli Lilly, serving in a number of financial management roles, and two years as a business manager for MacMillan Publishing. He began his career at PriceWaterhouse Coopers.

Prior to the Distribution, the Board and Baxter, as sole shareholder of Baxalta, approved and adopted the Baxalta Incorporated 2015 Incentive Plan and the Baxalta Incorporated Employee Stock Purchase Plan. A summary of the Baxalta Incorporated 2015 Incentive Plan can be found in Baxalta’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 23, 2015, under the section entitled “Baxalta Incorporated 2015 Incentive Plan,” and such summary is incorporated by reference into this Item 5.02 as if restated in full. This description and summary of the Baxalta Incorporated 2015 Incentive Plan included herein is qualified in its entirety by reference to the complete terms and conditions of such plan, which is attached to this report as Exhibit 10.12 and incorporated herein by reference.

Baxalta has adopted the Baxalta Incorporated Employee Stock Purchase Plan, which enables employees to purchase Baxalta stock at a discount from the market price. Employees may elect to have up to 15% of their base pay withheld on an after-tax basis and deposited into an account used to purchase Baxalta stock at a purchase price equal to 85% of the market price of the stock. This description of the Baxalta Incorporated Employee Stock Purchase Plan is qualified in its entirety by the complete text of the plan, a copy of which is attached to this report as Exhibit 10.13 and incorporated herein by reference.

Baxalta has also adopted the Baxalta Incorporated and Subsidiaries Deferred Compensation Plan and the Baxalta Incorporated and Subsidiaries Supplemental Pension Plan. The Baxalta Incorporated and Subsidiaries Deferred Compensation Plan allows eligible employees to voluntarily defer a portion of their compensation that exceeds the limit on the maximum amount that may be deferred under Baxalta’s tax-qualified 401(k) plan, and to receive matching contributions on the amount that is deferred. In addition, any employee whose compensation exceeds the annual limit on compensation that can be taken into account under the 401(k) plan may receive a non-matching contribution equal to 3.5% of the employee’s compensation that exceeds the limit. This description of the Baxalta Incorporated and Subsidiaries Deferred Compensation Plan is qualified in its entirety by the complete text of the plan, a copy of which is attached to this report as Exhibit 10.14 and incorporated herein by reference.

The Baxalta Incorporated and Subsidiaries Supplemental Pension Plan provides a retirement benefit for employees who participate in Baxalta’s tax-qualified U.S. pension plan, but whose benefit is limited by the restrictions imposed on tax-qualified plans by applicable provisions of the Internal Revenue Code. The amount of the benefit is equal to the excess of the benefit the employee would be entitled to under the pension plan if the limitations on tax-qualified plans did not apply over the amount of the employee’s actual benefit under the pension plan. The benefit is paid in a lump sum if the actuarial equivalent of the benefit at termination of employment does not exceed $50,000, and otherwise is paid in a life annuity. This description of the Baxalta Incorporated and Subsidiaries Supplemental Pension Plan is qualified in its entirety by the complete text of the plan, a copy of which is attached to this report as Exhibit 10.15 and incorporated herein by reference.

Each of Baxalta’s executive officers has, or is expected to from time to time, entered into a severance agreement with Baxalta that provides for certain payments in the event Baxalta undergoes a change in control and such executive officer is involuntarily terminated by the company or voluntarily terminates his employment with the company for good reason.

These payments include:

•	a lump sum cash payment generally equal to twice the aggregate amount of such executive officer’s salary and target bonus (reported as severance payments in the table below);

•	a prorated bonus payment;

•	a lump sum cash payment generally equal to continued retirement and savings plan accruals for two years;

•	two years of continued health and welfare benefit coverage;

•	two years of additional age and service credit for retiree health and welfare benefit purposes; and

•	outplacement expense reimbursement in an amount not exceeding $50,000.

This description of Baxalta’s severance agreements is qualified in its entirety by the complete text of the form of severance agreement, a copy of which is attached to this report as Exhibit 10.16 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On June 30, 2015, Baxalta amended and restated its bylaws (the “Amended and Restated Bylaws”) and took the following actions with respect to its Certificate of Incorporation:

•	Baxalta amended its Certificate of Incorporation to increase Baxalta’s authorized capital stock and to effect a forward stock split to enable Baxter to complete the Distribution; and

•	following the amendment of Baxalta’s Certificate of Incorporation, Baxalta then amended and restated its Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”).

The amendment to Baxalta’s Certificate of Incorporation and the Amended and Restated Certificate of Incorporation were each approved by Baxter, as Baxalta’s sole shareholder. A description of certain material provisions of the Amended and Restated Bylaws and the Amended and Restated Certificate of Incorporation is included under the section “Description of Baxalta’s Capital Stock” in the Information Statement, which is incorporated herein by reference. The description is qualified in its entirety by reference to the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, included with this report as Exhibits 3.1 and 3.2, respectively, each of which is incorporated herein by reference.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

In connection with the Distribution, the Board adopted a Code of Conduct effective concurrently with the Distribution. A copy of Baxalta’s Code of Conduct is available under the About Us section of Baxalta’s website at www.baxalta.com.

Item 8.01 Other Events.

On July 1, 2015, Baxalta issued a press release announcing the completion of the Distribution and the start of Baxalta’s operations as an independent company. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1*	Separation and Distribution Agreement, dated as of June 30, 2015, by and between Baxter International Inc. and Baxalta Incorporated.

3.1	Amended and Restated Certificate of Incorporation of Baxalta Incorporated.

3.2	Amended and Restated Bylaws of Baxalta Incorporated.

3.3	Certificate of Designations of Series A Junior Participating Preferred Stock of Baxalta Incorporated (incorporated by reference to Exhibit 3.1 to Baxalta Incorporated’s Registration Statement on Form 8-A filed on June 30, 2015).

4.1	Rights Agreement, dated as of June 30, 2015, by and between Baxalta Incorporated and Computershare Trust Company, N.A. and Computershare Inc. collectively as Rights Agent (incorporated by reference to Exhibit 4.1 to Baxalta Incorporated’s Registration Statement on Form 8-A filed on June 30, 2015).

4.2	Shareholder’s and Registration Rights Agreement, dated as of June 30, 2015, by and between Baxter International Inc. and Baxalta Incorporated.

10.1	Transition Services Agreement, dated as of June 30, 2015, by and between Baxter International Inc. and Baxalta Incorporated.

10.2	Tax Matters Agreement, dated as of June 30, 2015, by and between Baxter International Inc. and Baxalta Incorporated.

10.3	Manufacturing and Supply Agreement, dated as of June 30, 2015, by and between Baxter International Inc. and Baxalta Incorporated.

10.4	Employee Matters Agreement, dated as of June 30, 2015, by and between Baxter International Inc. and Baxalta Incorporated.

10.5	Trademark License Agreement, dated as of June 30, 2015, by and between Baxter International Inc. and Baxalta Incorporated.

10.6	International Commercial Operations Agreement, dated as of June 30, 2015, by and among Baxalta World Trade LLC, Baxalta GmbH, Baxalta Holding B.V., Baxter World Trade Corporation, Baxter Healthcare SA and Baxter Holding B.V.

10.7	Long Term Services Agreement, dated as of June 30, 2015, by and between Baxter International Inc. and Baxalta Incorporated.

10.8	Galaxy License Agreement, dated as of June 30, 2015, by and among Baxter International Inc., Baxter Healthcare SA and Baxalta Incorporated.

10.9	Five-Year Credit Agreement, dated as of July 1, 2015, among Baxalta Incorporated as Borrower, JPMorgan Chase Bank, National Association, as Administrative Agent and certain other financial institutions named therein.

10.10	2015 Baxalta Incorporated Non-Employee Director Compensation Plan.

10.11	Baxalta Incorporated Directors’ Deferred Compensation Plan.

10.12	Baxalta Incorporated 2015 Incentive Plan (incorporated by reference to Exhibit 10.12 to Baxalta Incorporated’s Registration Statement on Form S-1 filed on June 23, 2015).

10.13	Baxalta Incorporated Employee Stock Purchase Plan (incorporated by reference to Exhibit 4.1 to Baxalta Incorporated’s Registration Statement on Form S-8, File No. 333-205332 filed on June 29, 2015).

10.14	Baxalta Incorporated and Subsidiaries Deferred Compensation Plan (incorporated by reference to Exhibit 4.1 to Baxalta Incorporated’s Registration Statement on Form S-8, File No. 333-205330 filed on June 29, 2015).

10.15	Baxalta Incorporated and Subsidiaries Supplemental Pension Plan.

10.16	Form of Severance Agreement entered into with executive officers.

10.17	Baxalta Incorporated Equity Plan.

99.1	Information Statement of Baxalta Incorporated, dated June 9, 2015.

99.2	Press Release of Baxalta Incorporated, dated July 1, 2015.

*	Baxalta Incorporated hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2015

BAXALTA INCORPORATED

By:	/s/ Stephanie D. Miller
Stephanie D. Miller
Senior Vice President, Associate General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Description

2.1*	Separation and Distribution Agreement, dated as of June 30, 2015, by and between Baxter International Inc. and Baxalta Incorporated.

3.1	Amended and Restated Certificate of Incorporation of Baxalta Incorporated.

3.2	Amended and Restated Bylaws of Baxalta Incorporated.

3.3	Certificate of Designations of Series A Junior Participating Preferred Stock of Baxalta Incorporated (incorporated by reference to Exhibit 3.1 to Baxalta’s Registration Statement on Form 8-A filed on June 30, 2015).

4.1	Rights Agreement, dated as of June 30, 2015, by and between Baxalta Incorporated and Computershare Trust Company, N.A. and Computershare Inc. collectively as Rights Agent (incorporated by reference to Exhibit 4.1 to Baxalta’s Registration Statement on Form 8-A filed on June 30, 2015).

4.2	Shareholder’s and Registration Rights Agreement, dated as of June 30, 2015, by and between Baxter International Inc. and Baxalta Incorporated.

10.1	Transition Services Agreement, dated as of June 30, 2015, by and between Baxter International Inc. and Baxalta Incorporated.

10.2	Tax Matters Agreement, dated as of June 30, 2015, by and between Baxter International Inc. and Baxalta Incorporated.

10.3	Manufacturing and Supply Agreement, dated as of June 30, 2015, by and between Baxter International Inc. and Baxalta Incorporated.

10.4	Employee Matters Agreement, dated as of June 30, 2015, by and between Baxter International Inc. and Baxalta Incorporated.

10.5	Trademark License Agreement, dated as of June 30, 2015, by and between Baxter International Inc. and Baxalta Incorporated.

10.6	International Commercial Operations Agreement, dated as of June 30, 2015, by and among Baxalta World Trade LLC, Baxalta GmbH, Baxalta Holding B.V., Baxter World Trade Corporation, Baxter Healthcare SA and Baxter Holding B.V.

10.7	Long Term Services Agreement, dated as of June 30, 2015, by and between Baxter International Inc. and Baxalta Incorporated.

10.8	Galaxy License Agreement, dated as of June 30, 2015, by and among Baxter International Inc., Baxter Healthcare SA and Baxalta Incorporated.

10.9	Five-Year Credit Agreement, dated as of July 1, 2015, among Baxalta Incorporated as Borrower, JPMorgan Chase Bank, National Association, as Administrative Agent and certain other financial institutions named therein.

10.10	2015 Baxalta Incorporated Non-Employee Director Compensation Plan.

10.11	Baxalta Incorporated Directors’ Deferred Compensation Plan.

10.12	Baxalta Incorporated 2015 Incentive Plan (incorporated by reference to Exhibit 10.12 to Baxalta Incorporated’s Registration Statement on Form S-1 filed on June 23, 2015).

10.13	Baxalta Incorporated Employee Stock Purchase Plan (incorporated by reference to Exhibit 4.1 to Baxalta Incorporated’s Registration Statement on Form S-8, File No. 333-205332 filed on June 29, 2015).

10.14	Baxalta Incorporated and Subsidiaries Deferred Compensation Plan (incorporated by reference to Exhibit 4.1 to Baxalta Incorporated’s Registration Statement on Form S-8, File No. 333-205330 filed on June 29, 2015).

10.15	Baxalta Incorporated and Subsidiaries Supplemental Pension Plan.

10.16	Form of Severance Agreement entered into with executive officers.

10.17	Baxalta Incorporated Equity Plan.

99.1	Information Statement of Baxalta Incorporated, dated June 9, 2015.

99.2	Press Release of Baxalta Incorporated, dated July 1, 2015.

*	Baxalta Incorporated hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.